                            SURFNET MEDIA GROUP, INC.

                          COMMON STOCK PURCHASE WARRANT

                           DATED AS OF MARCH 17, 2004

                                WARRANT AGREEMENT

THIS WARRANT AND THE SHARES OF COMMON STOCK COVERED HEREBY (COLLECTIVELY, THE
"SECURITIES") HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAW OR THE
SECURITIES ACT OF 1933, AS AMENDED ("FEDERAL ACT") UPON RELIANCE OF EXEMPTIONS
AVAILABLE THEREFOR. THE SECURITIES WILL BE ACQUIRED FOR INVESTMENT AND MAY NOT
BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR
TRANSFEREE THEREOF BE RECOGNIZED BY SURFNET MEDIA GROUP, INC. AS HAVING ANY
INTEREST IN SUCH SECURITIES IN THE ABSENCE OF (i) AN OPINION OF COUNSEL THAT THE
TRANSACTION BY WHICH SUCH SECURITIES WILL BE OFFERED FOR SALE, HYPOTHECATED,
SOLD OR TRANSFERRED IS EXEMPT UNDER THE FEDERAL ACT, AND APPLICABLE STATE
SECURITIES LAWS; OR (ii) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE
SECURITIES UNDER THE FEDERAL ACT AND APPLICABLE STATE SECURITIES LAWS.

                           SURFNET MEDIA GROUP, INC.
                         COMMON STOCK PURCHASE WARRANT

Warrant No. 10
No. of Shares - 300,000
Dated: March 17, 2004

        This certifies that, for value received, Stephen G. Happas, hereinafter referred to as the registered holder or the "Warrant Holder," or his successors and assigns, is entitled, subject to the terms and conditions hereinafter set forth, at or before 5:00 o'clock P.M., Eastern time, subject to adjustment upon the occurrence of the contingencies set forth, on or before March 17, 2009, but not thereafter, to purchase 300,000 shares of $.0001 par value Common Stock (the
"Common Stock") of SurfNet Media Group, Inc., upon the exercise of this Warrant, at one dollar and seventy-five cents ($1.75) per share (the "Warrant Price") and is subject to adjustments upon the occurrence of the contingencies set forth in this Warrant. The Warrant Holder and SurfNet are hereinafter referred to collectively as the "Parties."

        Upon delivery of this Warrant with the subscription form annexed hereto, duly executed, together with payment of this Warrant Price for the shares of
Common Stock thereby purchased, at the principal office of SurfNet, 2245 West
University Drive, Suite 9, Tempe, Arizona 85281, or at such other address as

SurfNet may designate by notice in writing to the registered holder hereof, the registered holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. All shares of Common
Stock which may be issued upon the exercise of this Warrant will, upon issuance, be fully-paid and non-assessable and free from all taxes, liens and charges with respect thereto.

        This Warrant is subject to the following terms and conditions:

        1. Exercise of Warrant. This Warrant may be in whole at any time, or in any part from time to time, prior to 5:00 o'clock P.M., Eastern time, on or before March 17, 2009, but not thereafter, as to all or any part of the number of whole shares of Common Stock then subject hereto. In case of any partial exercise of this Warrant, SurfNet shall execute and deliver a new
           Warrant of like tenor and date for the balance of the shares of Common
           Stock purchasable hereunder. Upon any exercise of this Warrant, Warrant
           Holder may, in lieu of payment of the Warrant Price in cash, surrender this
           Warrant (or any successor hereto or fraction hereof) (valued for such purpose at the Fair Market Value of the underlying Common Stock for which such Warrant is exercisable on the date of such exercise less the Warrant
           Price then in effect) and apply all or a portion of the amount so determined to the payment of the Warrant Price for the number of shares of
           Common Stock being purchased.as to all the number of whole shares of Common
           Stock then subject hereto. This Warrant vests sequentially at the rate of
           25,000 shares per quarter, with the first increment of this Warrant exercisable on and after May 30, 2004, and the 12th and final increment of this Warrant exercisable on or after February 28, 2007. This Warrant may only be exercised at any given time to the extent this Warrant has vested in accordance with the foregoing. This Warrant may not be exercised as to less than 1,000 shares at any one time unless the number of shares purchased is the total number at the time available for purchase under this
           Warrant. This Warrant may be exercised only as to whole shares; fractional share interests will be disregarded except that they may be accumulated.
           For purposes hereof, "Fair Market Value" means the average closing bid price of the Common Stock on the OTCBB for the ten (10) trading days prior to the date of exercise.

        2. Adjustment of Warrant Price and Number of Shares Purchasable Hereunder. In
           case SurfNet shall at any time subdivide the outstanding shares of its
           Common Stock, this Warrant Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case SurfNet shall at any time combine the outstanding shares of its Common Stock, this
           Warrant Price in effect shall immediately prior to such combination be proportionately increased, effective from and after the record date of such subdivision or combination, as the case may be.

        3. Notice of Adjustments. Upon any adjustment of this Warrant Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, then and in each such case, SurfNet, within thirty (30) days thereafter, shall give written notice thereof to the registered holder of this Warrant at the address of such holder as shown on the books of SurfNet, which notice shall state this Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each. The holder of this Warrant shall have ten
           (10) days in which to review the proposed adjustment and to object to the proposed adjustment by notifying SurfNet in writing of such objection, setting forth in reasonable detail the reasons for such objection. If the holder fails to object to the proposed adjustment during such ten (10) day period the proposed adjustment shall become final. If the holder objects to the proposed adjustment then SurfNet and the holder shall attempt to reconcile their differences and if unable to do so such adjustment shall be determined by SurfNet's independent accountants whose determination shall be final.

        4. Notice of Exercise of Warrant. This Warrant may be exercised by this
           Warrant Holder by a written notice signed by this Warrant Holder, and delivered or mailed to SurfNet to the attention of the President. The notice shall specify the number of shares of Stock which this Warrant
           Holder elects to purchase hereunder, and be accompanied by (i) a certified or cashier's check payable to SurfNet in payment of the total Exercise
           Price applicable to such shares as provided herein. Upon receipt of an such notice and accompanying payment, SurfNet agrees to issue to this Warrant
           Holder stock certificates for the number of shares specified in such notice registered in the name of this Warrant Holder.

        5. Charges, Taxes and Expenses. The issuance of certificates for shares of
           Common Stock upon any exercise of this Warrant shall be made without charge to the holder hereof for any tax or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by SurfNet, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the holder of this Warrant;
           provided, however, that in the event that certificates for shares of Common
           Stock are to be issued in a name other than the name of the holder of this
           Warrant, this Warrant when surrendered for exercise shall be accompanied by an instrument of transfer in form satisfactory to SurfNet, duly executed by the holder hereof in person or by an attorney duly authorized in writing.

        6. Certain Obligations of SurfNet. SurfNet will not, by amendment of its
           Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the performance or observance of any of the covenants, stipulations or conditions to be performed or observed by
           SurfNet, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions of this Warrant and in the taking of all other action which may be necessary in order to protect the rights of the holder of this Warrant against dilution. Without limiting the generality of the foregoing, SurfNet agrees that it will not establish or increase the par value of the shares of any Common Stock which are at the time issuable upon exercise of this Warrant above the then prevailing
           Warrant Price hereunder and that, before taking any action which would cause an adjustment reducing this Warrant Price hereunder below the then par value, if any, of the shares of any Common Stock issuable upon exercise hereof, SurfNet will take any corporate action which may, in the opinion of its counsel, be necessary in order that SurfNet may validly and legally issue fully-paid and non-assessable shares of such Common Stock at this
           Warrant Price as so adjusted.

        7. Continuance of Engagement. Nothing contained in this Warrant shall confer upon this Warrant Holder any right to continue in the engagement of SurfNet or constitute any contract or agreement of engagement. Nothing contained in this Warrant shall interfere in any way with the right of SurfNet to (i)
           terminate the engagement of this Warrant Holder, or (ii) reduce the compensation received by this Warrant Holder from time to time, provided that nothing herein shall modify any written engagement or consulting agreement as may now exist or hereinafter be entered into between Warrant
           Holder and SurfNet.

        8. Effect of Termination of Relationship. If this Warrant Holder ceases to be engaged by SurfNet for any reason, this Warrant shall terminate to the extent not vested. Upon termination of Warrant Holder's engagement by reason of retirement, disability or death, this Warrant, to the extent vested, may be exercised by this Warrant Holder or his executor or administrator, as the case may be, at any time prior to March 17, 2009.

        9. Change of Control. This Warrant shall accelerate to the extent not vested in the event of a Change of Control, provided Warrant Holder remained engaged by SurfNet under that certain Consulting Agreement between SurfNet and SurfNet of event date herewith not less than six months prior to the

           Change of Control. For purposes hereof, "Change Of Control" means a change in control of SurfNet of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the
           Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not SurfNet is subject to the Exchange Act at such time, including any of the following events:

           (a) Any Person becomes the Beneficial Owner, directly or indirectly, of securities of SurfNet representing a majority of the combined voting power of or equity interest in SurfNet in connection with a merger or otherwise. In applying the preceding sentence, securities acquired directly from SurfNet, its subsidiaries, or affiliates by or for the
               Person shall not be taken into account.

           (b) A merger or consolidation of SurfNet is consummated with any other corporation or entity or any other form of business combination pursuant to which the outstanding stock of SurfNet is exchanged for cash, securities or other property paid, issued or caused to be issued by the surviving or acquiring corporation or entity unless the stockholders immediately before the merger or consolidation would continue to own equity securities that represent (either by remaining outstanding or by being converted into equity securities of the surviving entity) at least a controlling interest in SurfNet or such surviving or acquiring entity corporation immediately after such merger or consolidation.

           (c) A sale, transfer or lease by SurfNet of all, or substantially all, of
               SurfNet's assets is consummated.

           "Beneficial Owner" has the meaning set forth in Rule 13d-3 under the
           Securities Act of 1993, as amended. "Person" has the meaning given in
           Section 3(a)(9) of the Securities Act of 1933, amended, as modified and used in Section 13(d) of the Securities Act of 1933, amended, and will include a "group," as defined in Rule 13d-5 promulgated thereunder. However, a person will not include SurfNet or any of its affiliates.

        10. Notices. All notices and other communications required or permitted under this Warrant will be delivered to the parties at the address set forth below their respective signature blocks, or at such other address that they hereafter designate by notice to all other parties in accordance with this
            Section. All notices and communications will be deemed to be received in accordance with the following: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives confirmation by facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (iv) below;
            (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

        11. Compulsory Arbitration. Any controversy, claim and/or dispute arising out of or relating to this Warrant or the breach hereof or subject matter hereof (including any action in tort) will be finally and fully settled by arbitration in Maricopa County, Arizona in accordance with the then-existing Commercial Arbitration Rules of the American Arbitration
            Association (the "AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having applicable jurisdiction.
            Written notice of demand for arbitration will be given to the other parties and to the AAA within six (6) months after the controversy, claim or dispute has arisen or be barred, and in no event after the date when the institution of court proceedings based on such dispute would be barred by the applicable statute of limitations. Controversies, claims and/or disputes will be resolved by one arbitrator selected by the mutual agreement of the parties or, failing that agreement within forty-five (45)
            days after written notice demanding arbitration, by the AAA. There will be limited discovery prior to the arbitration hearing as follows: (i) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, and (ii) depositions of all Party witnesses. Depositions will be conducted in accordance with the rules or code of Civil Procedure of the jurisdiction in which the arbitration is conducted, and a court reporter will record all hearings, with such record constituting the official transcript of such proceedings.
            All decisions of the arbitrator will be in writing, and the arbitrator will provide reasons for the decision. Each of the Parties will bear its own respective attorney's fees and costs in accordance with any dispute or arbitration.

        12. Governing Law. This Warrant will be deemed to have been executed in the
            State of Delaware and will be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of
            Delaware, but excepting (i) any State of Delaware rule which would result in judicial failure to enforce the arbitration provisions of Section 11 hereof or any portion thereof and (ii) any State of Delaware rule which would result in the application of the law of a jurisdiction other than the
            State of Delaware. Any dispute arising from this Warrant must be filed in the county in which the principal office of SurfNet is located.

        13. Complete Agreement. This Warrant, along with the Consulting Agreement, contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter, and the Parties have made no agreements, representations or warranties relating to the subject matter of this Warrant which are not set forth herein. If a conflict is determined to exist among any of the aforementioned agreements, the terms of this Warrant will control.

        14. Amendment. This Warrant may not be amended, modified, superseded, canceled or terminated, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by written instrument executed by the Parties or, in the case of a waiver, by such of the Parties to be charged with such waiver.

        15. Waiver. The failure of either of the Parties to insist upon strict adherence to any term, condition or other provision of this Warrant will not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term, condition or other provision of this Warrant.

        16. Headings. The headings of this Warrant are solely for convenience of reference and will not affect its interpretation.

        17. Severability. If any one clause or part of this Warrant is deemed invalid, unenforceable or illegal by the arbitrators or court of competent jurisdiction, then it is severed from this Warrant and the rest of this
            Warrant remains in full force and effect. Warrant Holder acknowledges the uncertainty of the law in this respect and expressly stipulates that this
            Warrant be given the construction which renders its

        18. Further Assurances. The Parties will sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts.

        19. Legal Counsel. Warrant Holder hereby acknowledges that he has been advised that the party who drafted this Warrant on behalf of SurfNet is a licensed attorney, that such party is representing SurfNet's interests only and that
            Warrant Holder been urged to retain legal counsel to advise him.

        20. Miscellaneous.

            (a) SurfNet covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of Common Stock to permit the exercise hereof in full and a sufficient number of shares of Common Stock to permit the conversion of all such shares of Common Stock.

            (b) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of SurfNet and of the holder or holders hereof and of the Common Stock issued or issuable on the exercise hereof.

            (c) No holder of this Warrant, as such, shall be entitled under this
                Warrant to vote or receive dividends (except as provided in paragraph
                2 hereof) or be deemed to be a stockholder of SurfNet for any purpose.

            (d) Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of SurfNet upon surrender of this Warrant, properly endorsed, to SurfNet. SurfNet may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

            (e) By acceptance of this Warrant the registered holder represents and warrants to SurfNet that such holder is acquiring this Warrant and will acquire any shares of Common Stock issued upon the exercise of this Warrant for the holder's own account with the intent of holding such warrant or shares for investment and without the intent of participating directly or indirectly in a distribution of the same.
                Any certificates for Common Stock issued upon the exercise of this
                Warrant shall bear a legend similar to the legend appearing on the first page of this Warrant.

        IN WITNESS WHEREOF, SurfNet has caused this Warrant to be signed by its duly authorized officers and its corporation seal to be affixed hereto as of the date first written on.

                                            SURFNET MEDIA GROUP, INC.

                                                 /s/ Robert Arkin
                                            By:___________________
                                               Robert Arkin
                                               Chairman

Accepted:

/s/ Stephen G. Happas
____________________________
Stephen G. Happas

                                       10

                                   ASSIGNMENT

(To be Executed by the Registered Holder to effect a Transfer of the foregoing Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto the foregoing Warrant and the rights represented thereto to purchase shares of
Common Stock of SURFNET MEDIA GROUP, INC., in accordance with the terms and conditions thereof, and does hereby irrevocably constitute and appoint
________________________________________
Attorney to transfer the said Warrant on the books of SurfNet, with full power of substitution.

______________________________________      By _______________________________
                                               Signature
______________________________________

______________________________________

______________________________________
Address

Dated:________________________________

In the presence of:

______________________________________

                                       11

                                SUBSCRIPTION FORM

(To be Executed by the Registered Holder to Exercise the Rights to Purchase
                   Stock evidenced by the foregoing Warrant)

TO: SURFNET MEDIA GROUP, INC.

     The undersigned  hereby  exercises the right to purchase  _______ shares of
Common Stock covered by the attached  Warrant in  accordance  with the terms and conditions  thereof,  and herewith  makes  payment of this Warrant Price of such shares in full.

     The  undersigned  represents  and warrants to you that the  undersigned  is acquiring  such  shares for the  undersigned's  own  account  with the intent of holding  such shares for  investment  and  without  the intent of  participating directly or indirectly in a distribution of such shares.

                                          By: _____________________________
                                              Signature

                                              _____________________________
                                              _____________________________
                                                              Address

Dated: _________________.

                                       12